PricewaterhouseCoopers LLP, 150 3rd Avenue South, Suite 1400, Nashville, TN 37201 T: (615) 503 2860, www.pwc.com/us CONSENT OF INDEPENDENT AUDITORS We hereby consent to the incorporation by reference in the Registration Statements on Form S- 3 (No. 333-236397) and Form S-8 (No. 333-181109, No. 333-187264, No. 333-194164, No. 333- 202315, No. 333-209690, No. 333-216100, No. 333-223051, No. 333-229663, No. 333-236394 and No. 333-252992) of The Carlyle Group Inc. of our reports dated November 12,2021 relating to the consolidated financial statements of Fortitude Group Holdings, LLC, and February 28, 2022 relating to the consolidated financial statements of FGH Parent, L.P., which appears in this Form 10-K/A. /s/PricewaterhouseCoopers LLP Nashville, Tennessee March 2, 2022 Exhibit 23.2